UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2022

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On May 17, 2022, Adamis Pharmaceuticals Corporation (the “Company”) appointed David J. Marguglio, the Company’s Senior Vice President and Chief Business Officer and a director, as the President and Chief Executive Officer of the Company, such appointment to be effective May 18, 2022, upon the effectiveness of the retirement from the Company of Dennis J. Carlo, Ph.D., as described below. Mr. Marguglio has been Senior Vice President and Chief Business Officer of the Company since March 2017, joined the Company as Vice President, Business Development and Investor Relations and a director in April 2009 and has served as a director on the board of directors of the Company (the “Board”) since that time, and has also served as Senior Vice President of Corporate Development. Prior to joining the Company, he held various positions with Citigroup Global Markets, Inc., Smith Barney and Merrill Lynch and founded and ran two different startup companies. He earned a degree in finance and management from the Hankamer School of Business at Baylor University.

In connection with his appointment as President and Chief Executive Officer, the Company has entered into an employment agreement with Mr. Marguglio which supersedes and replaces his existing employment agreement with the Company dated December 31, 2015. Under the new agreement, the Company has agreed to employ Mr. Marguglio as President and Chief Executive Officer. The agreement provides for an initial base salary at a rate of $500,000 per annum, effective upon the effectiveness of his appointment. Mr. Marguglio is eligible to participate in benefit programs that are routinely made available to officers, including any stock ownership plans or equity incentive plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance, or similar benefit plans maintained or sponsored by the Company, including without limitation eligibility to receive an annual cash bonus under the Company’s Bonus Plan at the target percentage of annual base salary applicable to the chief executive officer (and appropriately and proportionately pro rated for the 2022 year based on the number of days that Mr. Marguglio serves as chief executive officer during such year). Mr. Marguglio is eligible to receive such discretionary bonuses as the Board or the Compensation Committee may approve, and the Board may in its discretion make discretionary cash or equity payments, awards, changes in base salary, bonuses or other payments to its officers and employees including Mr. Marguglio. Mr. Marguglio is also eligible to participate in the Company’s employee health benefit plans, including medical, dental and vision. The employment agreement is terminable at any time by either party. Under the terms of the agreement, if the Company terminates Mr. Marguglio’s employment at any time, he will be entitled to receive any unpaid prorated base salary along with all required benefits and expense reimbursements. If Mr. Marguglio’s employment is terminated without cause or if he terminates his employment for Good Reason (as such terms are defined in the employment agreement), then conditioned on timely execution of a general release and waiver, he is entitled to receive severance compensation at his then-annual base salary rate for a period of 18 months, and assuming eligibility and timely elections pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company agrees to pay (subject to certain conditions and limitations) the same portion of premiums for such coverage that it pays for similarly-situated employees for the same level of group medical coverage, as in effect as of the effective date of termination, for the period from the effective date of termination through the earliest of 18 months after the effective date of termination or the date that Mr. Marguglio becomes eligible for group medical care coverage through other employment. In addition, in the event of a termination without cause, a number of unvested stock options will accelerate, vest and be exercisable as if Mr. Marguglio had remained employed during the severance period, and all options will remain exercisable for a period of one year after the date of termination. Under the agreement, upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service. In addition, in the event of a change in control, all unvested options held by Mr. Marguglio will accelerate and be exercisable in full and any unvested shares will vest in full.

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The Company also has previously entered into its standard form of indemnity agreement with Mr. Marguglio, pursuant to which, among other things, the Company as agreed to indemnify Mr. Marguglio to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which he was, or is threatened to be made, a party by reason of the fact that he is or was a director, officer, employee or agent of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interest of the Company. There are no family relationships between Mr. Marguglio and any director or executive officer of the Company, and, except as set forth above, Mr. Marguglio does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Marguglio and any other persons pursuant to which he was selected as Chief Executive Officer.

Resignation of Chief Executive Officer and Director

On May 18, 2022, the Company and Dennis J. Carlo, Ph.D., the Company’s chief executive officer and a director, entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Dr. Carlo resigned from his positions as Chief Executive Officer and as an officer, director and employee of the Company and all subsidiaries effective May 18, 2022 (the “Separation Date”). Dr. Carlo’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Separation Agreement, in consideration for Dr. Carlo entering into and not revoking the Separation Agreement, the Company agreed to pay Dr. Carlo a cash severance payment equal to $1,433,000, less applicable withholdings, taxes and other lawful deductions, payable in a lump sum within 14 days after the Separation Date and after the expiration of the applicable revocation period (or otherwise as provided in the Separation Agreement). The Separation Agreement provides that in the event that Dr. Carlo timely elects continuation coverage of health benefits under the Company’s health plan pursuant to COBRA, the Company will, subject to certain limitations and conditions, pay the same portion of premiums for such coverage that it pays for similarly-situated employees for the same level of group medical coverage, as in effect as of the Separation Date, for the period from the Separation Date through the earliest of 18 months from the Separation Date, or the date that Dr. Carlo becomes eligible for group medical care coverage through other employment or is no longer eligible under COBRA for continuation coverage for medical care. In addition, pursuant to the Separation Agreement the vesting of restricted stock units held by Dr. Carlo covering 250,000 shares of common stock will be accelerated so that they are fully vested. Outstanding stock options held by Dr. Carlo, all of which are vested, will remain exercisable for a period of one year after the Separation Date. In the Separation Agreement, Dr. Carlo agreed to cooperate with and assist the Company regarding certain matters and transitioning his employment duties and responsibilities. Subject to certain exceptions and limitations, the Separation Agreement includes a mutual general release of claims by Dr. Carlo and the Company in favor of the other party and certain related persons and parties, and customary confidentiality, nondisparagement and cooperation provisions. The Separation Agreement also includes certain other customary representations, warranties and covenants of Dr. Carlo, and provides for reimbursement of certain expenses incurred by Dr Carlo. The Separation Agreement supersedes all other agreements or arrangements between Dr. Carlo and the Company regarding the subject matter of the agreement including concerning severance payments and benefits, including without limitation the employment agreement previously entered into between Dr. Carlo and the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and Release filed as an exhibit to this Report and incorporated herein by reference.

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Item 7.01	Regulation FD Disclosure

On May 18, 2022, the Company issued a press release relating to the matters described in Item and 5.02 above. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure, is furnished pursuant to this Item 7.01. The information in this Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly incorporated by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto may contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the note in the press release under the heading “Forward-Looking Statements.”

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release dated as of May 18, 2022.
10.2	Executive Employment Agreement between the Company and David J. Marguglio dated as of May 18, 2022.
99.1	Press release dated May 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: May 18, 2022	By:	/s/ David C. Benedicto
	Name:	David C. Benedicto
	Title:	Chief Financial Officer

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